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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

    FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

TENET HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada (State of Incorporation or Organization)	95-2557091 (I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(805) 563-7000
(Address, including zip code, and telephone number
of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /x/	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates: No. 333-74158

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5 3/8% Senior Notes due 2006	New York Stock Exchange
6 3/8% Senior Notes due 2011	New York Stock Exchange
6 7/8% Senior Notes due 2031	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

TENET HEALTHCARE CORPORATION

REGISTRATION STATEMENT ON FORM 8-A

Item 1.  Description of Registrant's Securities to be Registered

    This Registration Statement (the "Registration Statement") relates to the registration with the Securities and Exchange Commission (the "Commission") of $550,000,000 aggregate principal amount of 5 3/8% Senior Notes dues 2006, $1,000,000,000 aggregate principal amount of 6 3/8% Senior Notes due 2011, and $450,000,000 aggregate principal amount of 6 7/8% Senior Notes due 2031 (the "Notes") of Tenet Healthcare Corporation, a Nevada corporation ("Tenet" or the "Registrant"), which Notes are being issued by Tenet in connection with an exchange offer (the "Exchange Offer") described in a prospectus incorporated into Registrant's Registration Statement on Form S-4 (No. 333-74158) (the "S-4 Registration Statement") filed with the Commission on November 29, 2001. The descriptions of the Notes to be registered hereunder are set forth under the caption "DESCRIPTION OF NEW NOTES" in the S-4 Registration Statement and are hereby incorporated herein by reference.

    The form of prospectus incorporated in the S-4 Registration Statement shall be deemed to be incorporated by reference in this Registration Statement.

Item 2.  Exhibits

    The Notes are to be registered on the New York Stock Exchange (the "NYSE"), the exchange on which other securities of the Registrant are currently registered. Accordingly, copies of the following exhibits shall be filed with each copy of this Registration Statement filed with the Commission or with the NYSE, subject to Rule 12b-32 regarding the incorporation of exhibits by reference.

          Instruments Defining the Rights of Security Holders

2.1	The description of the Common Stock, par value $.075 per share (the "Common Stock") of the Company, which is contained in the Company's Registration Statement on Form S-3, Registration No. 33-45689, filed with the Commission on February 14, 1992, including any amendments or reports filed for the purpose of updating such description.
2.2
Indenture, dated as of October 16, 1995, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(a) to Registrant's Annual Report on Form 10-K, dated August 20, 2001, for the fiscal year ended May 31, 2001)
2.3
First Supplemental Indenture, dated as of October 30, 1995, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(i) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)
2.4
Second Supplemental Indenture, dated as of August 21, 1997, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(j) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)
2.5	Third Supplemental Indenture, dated as of November 14, 2001, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Notes due 2003

2.6
Indenture, dated as of January 10, 1996, between Tenet and The Bank of New York, as Trustee, relating to 6% Exchangeable Subordinated Notes due 2005 (Incorporated by reference to Exhibit 4(d) to Registrant's Annual Report on Form 10-K, dated August 20, 2001, for the fiscal year ended May 31, 2001)
2.7
Indenture, dated January 15, 1997, between Tenet and The Bank of New York, as Trustee, relating to 7 7/8% Senior Notes due 2003 (Incorporated by reference to Exhibit 4(m) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)
2.8	First Supplemental Indenture, dated as of November 13, 2001, between Tenet and The Bank of New York, as Trustee, relating to 7 7/8% Senior Notes due 2003
2.9
Indenture, dated January 15, 1997, between Tenet and The Bank of New York, as Trustee, relating to 8% Senior Notes due 2005 (Incorporated by reference to Exhibit 4(n) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)
2.10	First Supplemental Indenture, dated as of November 13, 2001, between Tenet and The Bank of New York, as Trustee, relating to 8% Senior Notes due 2005
2.11
Indenture, dated January 15, 1997, between Tenet and The Bank of New York, as Trustee, relating to 8 5/8% Senior Subordinated Notes due 2007 (Incorporated by reference to Exhibit 4(o) to Registrant's Annual Report on Form 10-K, dated August 27, 1997, for the fiscal year ended May 31, 1997)
2.12
Indenture, dated May 21, 1998, between Tenet and The Bank of New York, as Trustee, relating to 7 5/8% Senior Notes due 2008 (Incorporated by reference to Exhibit 4(o) to Registrant's Annual Report on Form 10-K, dated August 28, 1998, for the fiscal year ended May 31, 1998)
2.13	First Supplemental Indenture, dated as of November 13, 2001, between Tenet and The Bank of New York, as Trustee, relating to 7 5/8% Senior Notes due 2008
2.14
Indenture, dated May 21, 1998, between Tenet and The Bank of New York, as Trustee, relating to 8 1/8% Senior Subordinated Notes due 2008 (Incorporated by reference to Exhibit 4(p) to Registrant's Annual Report on Form 10-K, dated August 28, 1998, for the fiscal year ended May 31, 1998)
2.15
Indenture, dated June 16, 2000, between Tenet and The Bank of New York, as Trustee, relating to 9 1/4% Senior Notes due 2010 (Incorporated by reference to Exhibit 4(q) to Registrant's Annual Report on Form 10-K, dated August 15, 2001, for the fiscal year ended May 31, 2000)
2.16	First Supplemental Indenture, dated as of November 13, 2001, between Tenet and The Bank of New York, as Trustee, relating to 9 1/4% Senior Notes due 2010
2.17
Indenture, dated as of November 6, 2001, between Tenet and The Bank of New York, as Trustee, relating to 5 3/8% Senior Notes due 2006, 6 3/8% Senior Notes due 2011 and 6 7/8% Senior Notes due 2031 (Incorporated by reference to Registrant's Current Report on Form 8-K, dated November 6, 2001)
2.18
First Supplemental Indenture, dated as of November 6, 2001, between Tenet and The Bank of New York, as Trustee, relating to 5 3/8% Senior Notes due 2006 (Incorporated by reference to Registrant's Current Report on Form 8-K, dated November 6, 2001)

2.19
Second Supplemental Indenture, dated as of November 6, 2001, between Tenet and The Bank of New York, as Trustee, relating to 6 3/8% Senior Notes due 2011 (Incorporated by reference to Registrant's Current Report on Form 8-K, dated November 6, 2001)
2.20
Third Supplemental Indenture, dated as of November 6, 2001, between Tenet and The Bank of New York, as Trustee, relating to 6 7/8% Senior Notes due 2031 (Incorporated by reference to Registrant's Current Report on Form 8-K, dated November 6, 2001)
2.21
Escrow Agreement, dated as of January 10, 1996, among Tenet, NME Properties, Inc., NME Property Holding Co., Inc. and The Bank of New York, as Escrow Agent (Incorporated by reference to Exhibit 4(e) to Registrant's Annual Report on Form 10-K, dated August 20, 2001, for the fiscal year ended May 31, 2001)

SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TENET HEALTHCARE CORPORATION
Date: January 7, 2002	By:	/s/ RICHARD B. SILVER Name: Richard B. Silver Title: Senior Vice President and Corporate Secretary

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FORM 8-A
TENET HEALTHCARE CORPORATION REGISTRATION STATEMENT ON FORM 8-A
Item 1. Description of Registrant's Securities to be Registered
Item 2. Exhibits
SIGNATURE